UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009

Berliner Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
97 Linden Ave. Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant’s telephone number, including area code:  (201) 791-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On April 17, 2008, Berliner Communications, Inc.’s wholly owned subsidiary, BCI Communications, Inc. (“BCI”), as borrower, became obligated under a Revolving Credit and Security Agreement (the “PNC Facility”) with PNC Bank, National Association (“PNC”).  Pursuant to the PNC Facility, BCI was required to observe certain customary financial covenants, including maintaining a Fixed Charge Coverage Ratio (as that term, and all capitalized terms used below, are defined in the PNC Facility) of not less than 1.10 to 1.00.  On February 13, 2009, BCI determined that it was not in compliance with the Fixed Coverage Charge Ratio covenant as of the end of the second quarter of fiscal 2009.

To correct this issue, on March 31, 2009, BCI and PNC entered into a First Amendment to Revolving Credit and Security Agreement (the “Amendment”) to amend the PNC Facility. Pursuant to the terms of the Amendment, PNC waived compliance by BCI with the Fixed Charge Coverage Ratio covenant for the second quarter of fiscal 2009, and deleted that covenant from the PNC Facility.  This covenant was replaced with the following three new financial covenants:

1.
Minimum Undrawn Availability:  BCI cannot cause, suffer or permit Undrawn Availability plus cash on deposit at PNC to be less than (1) Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars as of March 31, 2009, or (2) Three Million Five Hundred Thousand ($3,500,000) Dollars as of June 30, 2009;

2.
Fixed Charge Coverage Ratio:  BCI must cause to be maintained at all times a Fixed Charge Coverage Ratio of not less than (1) 1.00 to 1.00 from July 1, 2009 through September 30, 2009,  (2) 1.10 to 1.00 from October 1, 2009 through June 30, 2010, tested quarterly on a building four (4) quarter basis, and (3) 1.10 to 1.00 thereafter, tested quarterly on a rolling four (4) quarter basis;

3.
Minimum EBITDA:  BCI cannot cause, suffer or permit EBITDA to be less than (1) Two Million Six Hundred Twenty-Two Thousand ($2,622,000) Dollars for the trailing twelve months ending March 31, 2009, or (2) One Million Five Hundred Thousand ($1,500,000) Dollars for the fiscal quarter ending June 30, 2009.

In addition, the interest rate on amounts drawn under the line was increased, so that the Revolving Interest Rate will now mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus two and one-fourth (2.25%) per cent with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus three (3.00%) percent with respect to Eurodollar Rate Loans.  However, the Eurodollar Rate Loans must be at least two and one-half (2.50%) percent.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights under the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	First Amendment to Revolving Credit and Security Agreement, dated March 31, 2009, by and between BCI Communications, Inc. and PNC Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: March 31, 2009	By:	/s/ Nicholas Day
Nicholas Day
General Counsel & Secretary